Exhibit 99.108

                            CERTIFICATE OF AMENDMENT

                                       OF

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              NORTH VALLEY BANCORP



Michael J. Cushman and Leo J. Graham certify that:

         1. They are the President and Secretary, respectively, of North Valley Bancorp, a California corporation.

         2. The Amended and Restated Articles of Incorporation of this corporation are amended by deleting, in its entirety, Article Sixth which reads as follows:

         "Sixth:  Classified Board of Directors.

         (a) The number of directors which shall constitute the whole board of directors of this corporation shall be specified in the bylaws of the corporation.

         (b) In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors. Directors in Class I shall initially serve for a term expiring at the 2001 annual meeting of shareholders, directors in Class II shall initially serve for a term expiring at the 2002 annual meeting of shareholders, and directors in Class III shall initially serve for a term expiring at the 2003 annual meeting of shareholders. Thereafter, each director shall serve for a term ending at the third annual shareholders meeting following the annual meeting at which such director was elected. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, die, become disqualified or disabled, or shall otherwise be removed.

         (c) At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes.

         (d) Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his current term or his or her earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation."

         3. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing amendment of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of this corporation is 7,494,599. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

         5. This Corporation has outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System and has at least 800 holders of its equity securities as of the record date of this corporation's most recent annual meeting.

                                                /s/ MICHAEL J. CUSHMAN
                                                --------------------------------
                                                Michael J. Cushman, President



                                                /s/ LEO J. GRAHAM
                                                --------------------------------
                                                Leo J. Graham, Secretary

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.


Executed at Redding, California on November 22, 2005.



                                                /s/ MICHAEL J. CUSHMAN
                                                --------------------------------
                                                Michael J. Cushman



                                                /s/ LEO J. GRAHAM
                                                --------------------------------
                                                Leo J. Graham

                                      -3-